As filed with the Securities and Exchange Commission on May 15, 2020
Registration No. 333-
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
T. ROWE PRICE GROUP, INC.
(Exact name of registrant as specified in its charter)

Maryland	52-2264646
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

100 East Pratt Street
Baltimore, Maryland	21202
(Address of principal executive offices)	(Zip Code)
T. ROWE PRICE GROUP, INC. 2020 LONG-TERM INCENTIVE PLAN
(Full title of plan)

(Name, address and telephone number of agent for service)	(Copy to:)
William J. Stromberg	R.W. Smith, Jr., Esquire
President and Chief Executive Officer	DLA Piper LLP (US)
T. Rowe Price Group, Inc.	6225 Smith Avenue
100 East Pratt Street	Baltimore, Maryland 21209-3600
Baltimore, Maryland 21202

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	X	Accelerated filer	¨

Non-accelerated filer	¨	Smaller reporting company	¨
		Emerging Growth Company	¨
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)(2)	Proposed Maximum Offering Price Per Unit (3)	Proposed Maximum Aggregate Offering Price (3)	Amount of Registration Fee
Common Stock, $0.20 par value Shares not previously registered	__(1)	__(1)	__(1)	__(1)
Shares registered under prior plans	11,000,000	__(3)	__(3)	__(3)
TOTAL	__(1)	__(1)	__(1)	__(1)

(1)	The Registrant is not registering any additional securities via this Registration Statement, so a registration fee is not required.

(2)
Pursuant to Rule 416(a) of the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of Registrant’s common stock, par value $0.20 (the “Common Stock”), that become issuable in respect of the securities identified in the above table under the 2020 Long-Term Incentive Plan (the “2020 Plan”) by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without Registrant’s receipt of consideration that results in an increase in the number of outstanding shares of Registrant’s Common Stock.

(3)
An aggregate of 11,000,000 shares of Common Stock may be offered or issued pursuant to the Registrant’s 2020 Plan. The 11,000,000 shares of Common Stock to be registered under this Registration Statement for the 2020 Plan were previously registered for offer or sale under the Registrant’s 2012 Long Term Incentive Plan (the “2012 Plan”), (the shares of Common Stock shall be referred to as the “Carried Forward Shares”) pursuant to its prior registration statements, subject to certain post-effective amendments, on Form S-8 originally filed with the United States Securities and Exchange Commission (the “Commission”) on April 27, 2017 (File No. 333-217483) and Form S-8 originally filed with the Commission on April 24, 2012 (File No. 333-180904) to cover the issuance of the Carried Forward Shares and the Unused Shares (defined herein) under the 2012 Plan. The Carried Forward Shares are shares of Common Stock which were not subject to outstanding awards under the 2012 Plan as of the date that plan terminated on May 12, 2020. In addition, any shares subject to outstanding options or other equity “Awards” as defined in the 2020 Plan and the 2012 Plan that are forfeited, expired, canceled or settled in cash without delivery of shares of Common Stock, shares tendered to satisfy the exercise price or withheld to satisfy the tax withholding obligations in connection with awards, and shares that were forfeited back to the Registrant after delivery because of the failure to meet an award contingency or condition, under the 2020 Plan or the 2012 Plan (the “Unused Shares”).

EXPLANATORY NOTE

This Registration Statement on Form S-8 (this “Registration Statement”) is filed by T. Rowe Price Group, Inc. (the “Registrant”) with respect to register 11,000,000 shares of common stock, $0.20 par value per share (“Common Stock”), of the Registrant, which may be issued under the T. Rowe Price Group, Inc. 2020 Long-Term Incentive Plan (the “2020 Plan”).

The 11,000,000 shares of Common Stock to be registered under this Registration Statement for the 2020 Plan were previously registered for offer or sale under the Registrant’s 2012 Long Term Incentive Plan (the “2012 Plan”), (the shares of Common Stock shall be referred to as the “Carried Forward Shares”) pursuant to its prior registration statements, subject to certain post-effective amendments, on Form S-8 originally filed with the United States Securities and Exchange Commission (the “Commission”) on April 27, 2017 (File No. 333-217483) and Form S-8 originally filed with the Commission on April 24, 2012 (File No. 333-180904) to cover the issuance of the Carried Forward Shares and the Unused Shares (defined herein) under the 2012 Plan. The Carried Forward Shares are shares of Common Stock which were not subject to outstanding awards under the 2012 Plan as of the date that plan terminated on May 12, 2020. In addition, any shares subject to outstanding options or other equity “Awards” as defined in the 2020 Plan and the 2012 Plan that are forfeited, expired, canceled or settled in cash without delivery of shares of Common Stock, shares tendered to satisfy the exercise price or withheld to satisfy the tax withholding obligations in connection with awards, and shares that were forfeited back to the Registrant after delivery because of the failure to meet an award contingency or condition, under the 2020 Plan or the 2012 Plan (the “Unused Shares”).

PART I
INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS
Not required to be included in this Form S-8 Registration Statement pursuant to the introductory Note to Part I of Form S-8.
PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE
The following documents, which have previously been filed by the Registrant with the Commission are incorporated by reference herein and shall be deemed to be part of this Registration Statement:

(a)
The Registrant’s Annual Report on Form 10-K for the year ended December 31, 2019, filed with the Commission on February 13, 2020 pursuant to Section 13(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).;

(b)	All other reports filed pursuant to Sections 13(a) or 15(d) of the Exchange Act, since the end of the fiscal year covered by the document referred to in (a) above; and

(c)
Description of Common Stock of the Registrant contained or incorporated in the registration statements filed by the Registrant under the Exchange Act, including any amendments or reports filed for the purpose of updating such description.

All documents subsequently filed by the Registrant with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part of this Registration Statement from the date of filing of such documents.

ITEM 4. DESCRIPTION OF SECURITIES
Not applicable.
ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL
None.
ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS
Directors and officers of the Registrant are indemnified under Section 2-418 of the Corporations and Associations Article of the Annotated Code of Maryland, and under Article EIGHTH, Section 5 of the Registrant’s Charter as follows:
(5) The Corporation shall indemnify (a) its directors to the full extent provided by the general laws of the State of Maryland now or hereafter in force, including the advance of expenses under the procedures provided by such laws; (b) its officers to the same extent it shall indemnify its directors; and (c) its officers who are not directors to such further extent as shall be authorized by the Board of Directors and be consistent with law. The foregoing shall not limit the authority of the Corporation to indemnify other employees and agents consistent with law.
As permitted by Maryland law, Article EIGHTH, Section 6 of the Registrant’s Charter limits the monetary liability of its directors and officers to the Registrant and its stockholders to the maximum extent permitted by Maryland law in effect from time to time. Article EIGHTH, Section 6 of the Registrant’s Charter provides as follows:
(6) To the fullest extent permitted by Maryland statutory or decisional law, as amended or interpreted, no director or officer of this Corporation shall be personally liable to the Corporation or its stockholders for money damages. No amendment of the charter of the Corporation or repeal of any of its provisions shall limit or eliminate the benefits provided to directors and officers under this provision with respect to any act or omission which occurred prior to such amendment or repeal.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED
Not applicable.

ITEM 8. EXHIBITS
The following exhibits are filed herewith or incorporated herein by reference.

EXHIBIT NUMBER	DESCRIPTION

3.1	Charter of T. Rowe Price Group, Inc., as reflected by Articles of Restatement dated June 20, 2018. (Incorporated by reference from Form 10-Q Quarterly Report filed on July 25, 2018.)

3.2	Amended and Restated By-Laws of T. Rowe Price Group, Inc., as of February 12, 2019. (Incorporated by reference from Form 8-K Current Report filed on February 13, 2019.)

5.1	Opinion of DLA Piper LLP (US) as to the legality of the securities being offered. (Includes Consent of Counsel filed herewith.)

23.1	Consent of Counsel. (Contained in Exhibit 5.1 to this Registration Statement.)

23.2	Consent of Independent Registered Public Accounting Firm. (Filed herewith.)

24.1	Power of Attorney. (Filed herewith.)

99.1	2020 Long-Term Incentive Plan. (Filed herewith.)

ITEM 9. UNDERTAKINGS
The undersigned Registrant hereby undertakes:
(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:
(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
(ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;
(iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.
Paragraphs (l)(i) and (l)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, T. Rowe Price Group, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Registration Statement on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Baltimore, State of Maryland, on this 15th day of May, 2020.

T. ROWE PRICE GROUP, INC.

By:	/s/ Céline S. Dufétel
Céline S. Dufétel
Vice President, Chief Financial Officer and Treasurer

POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Céline S. Dufétel and David Oestreicher and each of them, as her or his true and lawful attorneys-in-fact and agents, with full power of substitution for her or him in any and all capacities, to sign (i) any and all amendments (including post-effective amendments) to this Registration Statement and (ii) any registration statement or post-effective amendment thereto to be filed with the U.S. Securities and Exchange Commission pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the U.S. Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as she or he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or her or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-8 has been signed below by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ William J. Stromberg	President and Chief Executive Officer (Principal Executive Officer)	May 15, 2020
William J. Stromberg

/s/ Céline S. Dufétel	Vice President, Chief Financial Officer and Treasurer (Principal Financial Officer)	May 15, 2020
Céline S. Dufétel

/s/ Jessica M. Hiebler	Vice President (Principal Accounting Officer)	May 15, 2020
Jessica M. Hiebler

/s/ Mark S. Bartlett	Director	May 15, 2020
Mark S. Bartlett
/s/ Mary K. Bush	Director	May 15, 2020
Mary K. Bush
/s/ Dina Dublon	Director	May 15, 2020
Dina Dublon
/s/ Freeman A. Hrabowski III	Director	May 15, 2020
Freeman A. Hrabowski III
_____________________	Director	May 15, 2020
Robert F. MacLellan
/s/ Olympia J. Snowe	Director	May 15, 2020
Olympia J. Snowe
/s/ Robert J. Stevens	Director	May 15, 2020
Robert J. Stevens
/s/ Richard R. Verma	Director	May 15, 2020
Richard R. Verma
/s/ Sandra S. Wijnberg	Director	May 15, 2020
Sandra S. Wijnberg
/s/ Alan D. Wilson	Director	May 15, 2020
Alan D. Wilson

EXHIBIT INDEX

EXHIBIT NUMBER	DESCRIPTION

3.1	Charter of T. Rowe Price Group, Inc., as reflected by Articles of Restatement dated June 20, 2018. (Incorporated by reference from Form 10-Q Quarterly Report filed on July 25, 2018.)

3.2	Amended and Restated By-Laws of T. Rowe Price Group, Inc. as of February 12, 2019. (Incorporated by reference from Form 8-K Current Report filed on February 13, 2019.)

5.1	Opinion of DLA Piper LLP (US) as to the legality of the securities being offered. (Includes Consent of Counsel filed herewith.)

23.1	Consent of Counsel. (Contained in Exhibit 5.1 to this Registration Statement.)

23.2	Consent of Independent Registered Public Accounting Firm. (Filed herewith.)

24.1	Power of Attorney. (Included on the signature page to this Registration Statement on Form S-8.)

99.1	2012 Long-Term Incentive Plan. (Filed herewith.)